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                                                                     Exhibit 1-1


                                   $50,000,000

                          PECO ENERGY CAPITAL TRUST II
                            PECO ENERGY CAPITAL, L.P.
                               PECO ENERGY COMPANY

                                 TRUST RECEIPTS
                         representing an equal number of
          __% Cumulative Monthly Income Preferred Securities, Series C
                                       of
                            PECO Energy Capital, L.P.

                             UNDERWRITING AGREEMENT


                                                                     June , 1997

SMITH BARNEY INC.
LEHMAN BROTHERS

As Representatives of the Several Underwriters
c/o SMITH BARNEY INC.
388 Greenwich Street
New York, NY  10013

Dear Sirs:

         PECO Energy Capital Trust II, a statutory business trust created under the laws of the state of Delaware (the "Trust"), PECO Energy Capital, L.P., a limited partnership organized under the laws of Delaware (the "Company"), and PECO Energy Company, a Pennsylvania corporation, as guarantor and provider of certain undertakings (the "Guarantor"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 Trust Receipts (the "Trust Receipts"), representing an equal number of the Company's ___% Cumulative Monthly Income Preferred Securities, Series C (liquidation preference $25.00 per share) (the "Series C Preferred Securities") guaranteed by the Guarantor on a limited basis as to the payment of accumulated and unpaid monthly distributions for the benefit of the holders of the Series C Preferred Securities, and as to payments on liquidation or redemption and benefiting from certain additional undertakings of the Guarantor pursuant to a certain Payment and Guarantee Agreement entered into by the Guarantor. The Guarantor's guarantee and undertakings are herein referred to collectively as the "Guarantee," and the Guarantee, the Trust Receipts and the Series C Preferred Securities are herein referred to collectively as the "Securities." Concurrently with each issuance of the Series C Preferred Securities to the Trust, the Company will lend the proceeds thereof plus the Guarantor's Capital Contribution to the


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Company to the Guarantor and to evidence each such loan the Guarantor will issue and deliver to the Company the Guarantor's % Deferrable Interest Subordinated Debentures, Series C due 2037 (the "Subordinated Debentures").

         1. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-____) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be);


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                  (b) No order preventing or suspending the use of any
Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information regarding any Underwriter or the arrangements with respect to the underwriting of the offering of the Securities contemplated hereby furnished in writing to the Trust, the Company or the Guarantor by an Underwriter through you expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information regarding any Underwriter or the arrangements with respect to the underwriting of the offering of the Securities contemplated hereby furnished in writing to the Trust, the Company or the Guarantor by an Underwriter through you expressly for use therein;

                  (d) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; none of such documents, when it became effective or was filed (or, if an amendment with respect to any such documents was filed or became

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effective, when such amendment was filed or became effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it becomes effective or is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) Coopers & Lybrand L.L.P. are independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (f) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, is and will be treated as a "grantor trust" for Federal income tax purposes under existing law, has the trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and will not be required to be authorized to do business in any other jurisdiction. The Trust has all requisite power and authority to issue the Trust Receipts and purchase the Series C Preferred Securities as described in the Prospectus.

                  (g) The Company is a validly existing limited partnership in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to issue the Series C Preferred Securities to the Trust and lend the proceeds thereof to the Guarantor as described in the Prospectus;

                  (h) The Guarantor is a validly existing and subsisting corporation under the laws of the Commonwealth of Pennsylvania. Each of the Guarantor's subsidiaries ("Subsidiaries") which constitutes a "gas utility company" or an "electric utility company," as defined in the Public Utility Holding Company Act of 1935, as amended (a "Utility Subsidiary"), is a validly existing corporation under the laws of its jurisdiction of incorporation. The Guarantor and each Utility Subsidiary have all requisite power and authority to own and occupy their respective properties and carry on their respective businesses as presently conducted and as described in the Prospectus and are duly qualified as foreign corporations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Guarantor;


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                  (i) The Guarantee has been duly authorized and executed by the
Guarantor, and when issued and delivered will constitute a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                  (j) The Subordinated Debentures have been duly authorized and when issued and delivered to the Company will constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                  (k) The Trust Receipts have been duly authorized by the Trust and will conform to the description thereof in the Prospectus; and when the Trust Receipts are executed and delivered to the Underwriters and are paid for by the Underwriters in accordance with the terms of this Agreement, the Trust Receipts will be validly issued, fully paid and non-assessable beneficial interests in the Trust, and not subject to any preemptive rights;

                  (l) The Series C Preferred Securities have been duly authorized by the Company and will conform to the description thereof in the Prospectus; and when the Series C Preferred Securities are executed and delivered to the Trust and are paid for by the Trust in accordance with the terms of this Agreement, the Series C Preferred Securities will be duly issued, fully paid and non-assessable, and free of preemptive rights;

                  (m) The issue and sale of the Trust Receipts by the Trust, the issue of the Series C Preferred Securities by the Company to the Trust, the issue of the Subordinated Debentures by the Guarantor to the Company, the compliance by the Company and the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantee, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Guarantor, the Company or any other Subsidiary is a party or by which the Trust, the Guarantor, the Company or any other Subsidiary is bound or to which any of the property or assets of the Trust, the Guarantor, the Company or any other Subsidiary is subject, which breach, violation or default would be material to the issue and sale of the Securities or would have a material adverse effect on the general affairs, management, prospectus, financial position, stockholders' equity (or partnership net worth, as applicable) or results of operations of the Trust, the Company

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or the Guarantor and its Subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Guarantor or the Trust's Certificate of Trust or the Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as grantor, First Union Trust Company, National Association (the "Trustee") and PECO Energy Capital Corp., the sole general partner of the Company, for the limited purpose stated therein or the Certificate of Limited Partnership or Limited Partnership Agreement of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Guarantor, the Company or any other Subsidiary or any of their properties;

                  (n) Except (i) for the order of the Commission making the Registration Statement effective, (ii) for the Notice of Registration of a Securities Certificate by the Pennsylvania Public Utility Commission in respect of the issuance of the Trust Receipts, (iii) for permits and similar authorizations required under the securities or "Blue Sky" laws of any jurisdiction, (iv) for an application for the qualification of the Second Supplemental Indenture to the indenture (as supplemented, the "Indenture") between the Guarantor and First Union National Bank, as trustee, under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to the extent, if any, required pursuant to the undertakings set forth under Item 17 of
Part II of the Registration Statement, no consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Agreement by the Trust, the Company and Guarantor and the consummation of the transactions contemplated hereby;

                  (o) This Agreement has been duly authorized, executed and delivered by the Company and by the Guarantor; and

                  (p) All of the issued general partner interests of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by the Guarantor or a wholly owned subsidiary of the Guarantor and free of preemptive rights.

         2. (a) (i) Subject to the terms and conditions herein set forth, the Guarantor and the Company shall cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per Trust Receipt of $25.00, the number of Trust Receipts set forth opposite the name of such Underwriter in
Schedule I hereto.

                           (ii)  The Guarantor hereby guarantees the timely
performance by the Trust of the issue and sale of the Trust Receipts.

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                  (b) The Guarantor agrees to execute and deliver to the Company the Guarantee concurrently with the issue and sale of the Trust Receipts.

                  (c) As compensation to the Underwriters for their commitments hereunder, and in light of the fact that the proceeds of the sale of the Trust Receipts will be applied to the purchase of the Series C Preferred Securities and the proceeds of the sale of the Series C Preferred Securities will, in turn, be lent by the Company to the Guarantor, the Guarantor agrees to pay at the Time of Delivery (as defined in Section 4 hereof) to Smith Barney Inc. for the accounts of the several Underwriters, an amount equal to $_______ per Trust Receipt; provided that such compensation will be $0.50 per Trust Receipt sold to certain institutions.

         3. Upon the authorization by you of the release of the Trust Receipts, the several Underwriters propose to offer the Trust Receipts for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) Certificates, on original issuance, will be issued in the form of one or more global certificates registered in the name of The Depository Trust Company or its nominee for the accounts of the Underwriters representing the Trust Receipts. Such certificates shall be delivered by or on behalf of the Trust to The Depository Trust Company for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Trust in Philadelphia Clearing House (next day) funds, all at the office of the Guarantor or, in the case of delivery of the said certificates at such other place or places as shall be agreed upon by the Guarantor and Smith Barney Inc. The time and date of such delivery and payment shall be, with respect to the Trust Receipts, 9:30 a.m., Philadelphia time, on _______, 1997, or at such other time and date as you and the Trust may agree upon in writing. The time and date for the delivery of the Trust Receipts is herein called the "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10004.

                  (b) At the Time of Delivery, the Guarantor will pay, or cause to be paid, the commission payable to the Underwriters under Section 2 hereof by certified or official bank check or checks, payable to the order of Smith Barney Inc. in next day funds.

         5. Each of the Company and the Guarantor jointly and severally agrees with each of the Underwriters:

                  (a) To complete the Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 424(b) under the Act

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not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to furnish you, without charge, three signed copies of the Registration Statement (or copies thereof), including exhibits, and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto as you may reasonably request.

                  (b) Other than pursuant to filings under the Exchange Act incorporated in the Registration Statement and the Prospectus by reference, before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing.

                  (c) As soon as the Company and the Guarantor are advised thereof, to promptly advise you orally, and (if requested by you) to confirm such advice in writing, (i) when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed, (ii) when any stop order has been issued under the Act with respect to the Registration Statement or any proceedings therefor have been instituted or are threatened; and to make every reasonable effort to secure the prompt removal of any stop order, if issued, (iii) of the suspension of the Securities for offering or sale in any jurisdiction, and (iv) of the happening of any event during the period mentioned in subparagraph (d) below which in the judgment of the Company and the Guarantor makes any statement made in the Registration Statement or the Prospectus untrue and which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

                  (d) If, during such period after the first date of the public offering of the Securities (not exceeding nine months) as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and duly file with the Commission an appropriate supplement or amendment thereto, and furnish, at its own expense, to you such reasonable number of copies thereof as you shall reasonably request. If any Underwriter is required to deliver a Prospectus after the expiration of the aforesaid period, the Trust, the Company and Guarantor will, if requested by such Underwriter and in each case at the expense of such Underwriter, furnish Prospectuses and supplements and amendments thereto, as aforesaid, or furnish a reasonable quantity of a supplemented prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.


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                  (e) To cooperate with you and counsel for the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that none of the Trust, the Company nor the Guarantor shall be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, and to pay all expenses (including fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the offering of the Securities by the National Association of Securities Dealers, Inc.

                  (f) In the case of the Guarantor, to make generally available to the Guarantor's security holders a consolidated earnings statement (which need not be audited) for the first full twelve consecutive months ended after the date deemed to be the effective date of the Registration Statement pursuant to Rule 158 promulgated under the Securities Act, or successor provision of law, rule or regulation, as soon as is reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (g) During the period beginning from the date hereof and continuing to and including the earlier of (i) the date, after the last Time of Delivery, on which the distribution of the Securities ceases, as determined by Smith Barney Inc. or (ii) the date which is 30 days after the last Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any Securities, any preferred stock or any other securities (including any undertakings relating to any securities substantially similar to the Trust Receipts or Series C Preferred Securities) of the Trust, the Company or the Guarantor which are substantially similar to the Trust Receipts, the Series C Preferred Securities or the Guarantee, any securities convertible into or exchangeable for Trust Receipts, the Series C Preferred Securities, the Guarantee, preferred stock or such substantially similar securities of the Trust, the Company or the Guarantor (other than pursuant to employee stock option plans of the Guarantor existing, or on the conversion of convertible securities outstanding, on the date of this Agreement), without the prior written consent of Smith Barney Inc.

                  (h) During a period of five years from the effective date of the Registration Statement, to furnish to the representatives of the Underwriters copies of all reports or other communications (financial or other) furnished to all stockholders of the Guarantor, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which a class of securities of the Guarantor, the Trust or the Company is listed; and
(ii) such additional information concerning the business and financial condition of the Guarantor, the Trust

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and the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

                  (i) To use its best efforts to list, subject to notice of issuance, the Trust Receipts on the New York Stock Exchange, subject to the Underwriters making the required distribution of the Trust Receipts.

         6. The Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Trust, the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Trust's, the Company's and the Guarantor's counsel and accountants in connection with the registration of the Securities under the Act and other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among the Underwriters, this Agreement, the Blue Sky and Legal Investment Memoranda, if any, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities and insurance securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing certificates for the Trust Receipts; (vi) the cost and charges of any transfer agent or registrar; (vii) the cost of qualifying the Trust Receipts and the Series C Preferred Securities with The Depository Trust Company; (viii) listing fees; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Trust Receipts by them, and any advertising expenses in connection with offers they may make.

         7. (a) The several obligations of the Underwriters hereunder, as to Trust Receipts to be delivered at the Time of Delivery, are subject to the following conditions:

                           (i) At the Time of Delivery, there shall be in full
force and effect a Notice of Registration of a Securities
Certificate of the Guarantor in respect to the issuance of its

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Subordinated Debentures and the Guarantee in connection with the issuance of the
Trust Receipts and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to you, it being understood that the Notice in effect as of the date of this Agreement (a copy of which has been delivered to you) does not contain any such unacceptable provision, and that no subsequent Notice shall be deemed to contain any such unacceptable provision, unless you, within 24 hours after receiving a copy thereof from the Guarantor, shall give notice to the Guarantor to the effect that such Notice contains an unacceptable provision.

                           (ii) At the Time of Delivery:

                                    (A) no stop order suspending the
                  effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission;

                                    (B) the Indenture shall have become and be
                  qualified under the Trust Indenture Act;

                                    (C) subsequent to the date of the most
                  recent financial statements incorporated by reference in the Prospectus as of the date of this Agreement, there shall have been no material adverse change or development which it is reasonable to believe will result in a material adverse change in the financial condition, business or results of operations of the Guarantor and its Subsidiaries, considered as a whole, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement;

                                    (D) the Company and the Guarantor shall have
                  performed all agreements contained herein to be performed by them at or prior to such date, including delivery of the Securities; and

                                    (E) the representations and warranties of
                  the Company and the Guarantor contained herein shall be true and correct in all material respects.

                           (iii) At the Time of Delivery and simultaneously
with each issuance and sale of the Trust Receipts, you shall be furnished with each of the following opinions or letters:

                                    (A) a favorable opinion, dated at the Time
                           of Delivery, of Ballard Spahr Andrews & Ingersoll (Special Counsel for the Company and the Guarantor) in form and substance reasonably satisfactory to you;

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                                    (B) a favorable opinion, dated at the Time
                           of Delivery, of Richards, Layton & Finger, P.A. (Special Delaware Counsel for the Trust and the Company) in form and substance reasonably satisfactory to you;

                                    (C) a favorable opinion, dated at the Time
                           of Delivery, of corporate counsel for the Guarantor in form and substance reasonably satisfactory to you; and

                                    (D) a favorable opinion, dated at the Time
                           of Delivery, of Drinker Biddle & Reath LLP (Counsel for the Underwriters), in form and substance reasonably satisfactory to you.

                           (iv) At the time that this Agreement is signed and at
the Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you.

                           (v) At the Time of Delivery, the Trust Receipts to be
delivered at the Time of Delivery shall have been duly approved for listing, subject to notice of issuance, on the New York Stock Exchange.

                           (vi) The Guarantor shall have furnished or caused to
be furnished to you at the Time of Delivery certificates of officers of the Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of the Time of Delivery, as to the performance by the Trust, the Company and the Guarantor of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in this subsection (a) of this Section 7 and as to such other matters as you may reasonably request.

                           (vii) After the execution and delivery of this
Agreement and prior to the Time of Delivery (A) trading generally shall not have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the National Association of Securities Dealers, Inc., (B) trading of any security issued by the Trust, the Company or the Guarantor shall not have been suspended on any exchange or in any other over-the-counter market,
(C) there shall not have occurred any downgrading and no notice shall have been given of "Credit Watch with Negative Implications" in the rating accorded the Trust Receipts by Moody's Investors Services, Inc. or Standard & Poor's Corporation, (D) a general moratorium on commercial banking activities in New York or Pennsylvania shall not have been declared by either Federal or New York State or Pennsylvania authorities,

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and (E) there shall not have occurred any outbreak or escalation of hostilities or any calamity or crisis of comparable magnitude that, in your judgment, is material and adverse and, in the case of any of the events specified in clauses
(A) through (E), singly or together with any other such event makes it, in your reasonable judgment, impracticable or inadvisable to market the Trust Receipts to be delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the resale of the Trust Receipts by the Underwriters.

                  (b) The obligations of the Company and Guarantor to deliver or cause the Trust to deliver the Securities to be delivered at the Time of Delivery are subject to the following conditions:

                           (i) At the Time of Delivery, no stop order suspending
the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before, or threatened by, the Commission.

                           (ii) At the Time of Delivery, there shall be in full
force and effect a Notice of Registration of a Securities Certificate of the Guarantor in respect of the issuance of its Subordinated Debentures and the Guarantee in connection with the issuance of the Trust Receipts and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Guarantor, it being understood that the Notice in effect as of the date of this Agreement does not contain any such unacceptable provision, and that no subsequent Notice shall be deemed to contain any such unacceptable provision, unless the Guarantor, within 24 hours after receiving a copy thereof, shall have given notice to you to the effect that such Notice contains an unacceptable provision.

                           (iii) At the Time of Delivery, the Trust shall
receive payment for the Trust Receipts to be delivered at the Time of Delivery.

         8. (a) The Company and the Guarantor agree jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus contained therein and including any amendment or supplement to any thereof) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, (y) to the extent not covered by clause
(x), any untrue statement of a material fact contained in any Preliminary

Prospectus, the Prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all in light of the circumstances under which they were made, except in either case insofar as such losses, claims, damages, liabilities or expenses are caused by
(i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or Guarantor by any Underwriter expressly for use therein, or (ii) the failure of any Underwriter to send to any purchaser to whom it had sent a Preliminary Prospectus an amended Prospectus as shall have been furnished by the Company or the Guarantor within the time periods required by the Securities Act and in such quantities as are required by each Underwriter for such purpose (excluding documents incorporated therein by reference), if required by the Securities Act, to the extent that the amended prospectus would have cured the defect in the Preliminary Prospectus giving rise to such losses, claims, damages or liabilities, or (iii) any use of the Prospectus by any Underwriter after the expiration of that period, if any, during which the Underwriter is required by law to deliver a prospectus, unless the Company and Guarantor shall have been advised in writing of such intended use.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Guarantor or the Company, such Underwriter or such controlling person shall promptly notify the Company and the Guarantor and the Company and the Guarantor shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and Guarantor have agreed in writing to any such fees and expenses, (ii) the Company and the Guarantor have failed, within ___ days after the Company and the Guarantor have been so notified, to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and the Guarantor and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company and the Guarantor by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests among them (in which case the Company and the Guarantor shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and the Guarantor shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they become due. The Company and the Guarantor shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Guarantor agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Trust, the Trustee and its controlling persons and directors and officers, and the Guarantor and its controlling persons, directors and officers to the same extent as the foregoing indemnity from the Company and Guarantor to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Trust or the Guarantor or any of their directors, any such officer, or any such controlling person, based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and Guarantor by paragraph (b) above (except that if the Company and Guarantor shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company and Guarantor, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have. The Underwriters shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, of if there be a final judgement for the plaintiff in any such action, suit or proceeding, the Underwriters agree to indemnify and hold harmless the Company and the Guarantor to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.


                  (d) If the indemnification provided for in this Section 8 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms (including the terms of subsection (c) of this Section 8), an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is equitable and as shall reflect both the relative benefit received by the Trust, the Company and the Guarantor on the one hand and the Underwriter or Underwriters, as the case may be, on the other hand from the offering of the Securities, and the relative fault, if any, of the Trust, the Company and Guarantor on the one hand and of the Underwriter or Underwriters, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefit received by the Trust, the Company and Guarantor on the one hand and the Underwriter or Underwriters, as the case may be, on the other hand in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Trust, the Company and the Guarantor bear to the total commissions, concessions and discounts received by the Underwriter or Underwriters, as the case may be. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, the Company or the Guarantor on the one hand or the Underwriter or Underwriters, as the case may be, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Trust Receipts underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Trust Receipts set forth opposite their names in
Schedule I hereto and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses become due. A successor to any Underwriter or any person controlling any Underwriter, or to the Trust, the Guarantor or the Company, their directors or officers, or any person controlling the Trust, the Guarantor or the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. If any one or more of the Underwriters shall default in its obligation to purchase the amount of Trust Receipts which it has agreed to purchase hereunder at the Time of Delivery, in accordance with the terms hereof, and the aggregate number of Trust Receipts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-eleventh of the aggregate number of Trust Receipts to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Trust Receipts which they have respectively agreed to purchase at the Time of Delivery bears to the aggregate number of Trust Receipts which all such non-defaulting Underwriters have collectively agreed to purchase at the Time of Delivery, or in such other proportions as you may specify, to purchase the Trust Receipts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase at the Time of Delivery; provided that in no event shall the number of Trust Receipts that any Underwriter has agreed to purchase at a Time of Delivery be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Trust Receipts without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Trust Receipts and the aggregate number of Trust Receipts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-eleventh of the aggregate number of Trust Receipts to be purchased by all Underwriters hereunder at the Time of Delivery and arrangements satisfactory to you, the Company and Guarantor for the purchase of such Trust Receipts are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company and Guarantor for the purchase or sale of any Trust Receipts under this Agreement. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Guarantor or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Trust Receipts.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if, for any other reason, any Securities are not delivered by or on behalf of the Trust, the Company or the Guarantor as provided herein, the Company and the Guarantor jointly and severally will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Guarantor shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you on behalf of the Underwriters.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Smith Barney Inc., 333 West 34th Street, New York, New York 10001, Attention:
Manager, Investment Banking Division; and if to the Trust, the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention:
Secretary.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Company, the Guarantor and, to the extent provided in Section 8 and Section 10 hereof, the Trustee, the officers and directors of the Company and the Guarantor and each person who controls the Trust, the Trustee, the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Trust Receipts from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company and the Guarantor on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                             PECO Energy Capital, L.P.,

                                             By:      PECO Energy Capital Corp.,
                                                      General Partner


                                             By:_______________________________


                                             PECO Energy Company


                                             By:_______________________________


Accepted, _______, 1997

Smith Barney Inc.
Lehman Brothers Inc.

By:  Smith Barney Inc.


By:_____________________

                                   SCHEDULE I



                                              Number of
                                              Trust Receipts
         Underwriters                         To Be Purchased
         ------------                         ---------------

SMITH BARNEY INC.
LEHMAN BROTHERS INC.

    TOTAL
                                              =============